UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 2, 2026

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 2, 2026, International Medication Systems, Limited (“IMS”), a subsidiary of the Company, received a warning letter (the "Warning Letter") from the FDA relating to IMS's drug manufacturing facility located in South El Monte, California. The Warning Letter follows an FDA inspection of the facility conducted in December 2025. The FDA issued inspectional observations at the conclusion of the inspection on an FDA Form 483.

The Warning Letter cites violations of current Good Manufacturing Practice ("CGMP") regulations for finished pharmaceuticals. The observations in the Warning Letter relate to investigation procedures, environmental monitoring and handling procedures, and manufacturing equipment. The Warning Letter does not direct IMS to cease or restrict products from the facility, nor does it require a further recall, although this is subject to third party verification. IMS continues to manufacture and supply products from the facility while implementing its remediation plan. The Warning Letter requests that IMS submit an initial response within 15 working days, conduct a risk assessment and submit a remediation plan.

The Company and IMS take the matters identified in the Warning Letter seriously. Since the conclusion of the inspection, IMS has implemented and is continuing to implement corrective actions in response to the Form 483 and Warning Letter. The Company is currently evaluating the impact of the Warning Letter on its business operations. The Company cannot, however, give any assurance that the FDA will be satisfied with IMS’s response or as to the timing of the resolution of the matters described in the Warning Letter. Until the deficiencies cited in the Warning Letter are resolved to the FDA's satisfaction, additional regulatory or legal action may be taken without further notice.

Forward-Looking Statements

All statements in this current report that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s receipt of the Warning Letter, including potential corrective actions and resolutions, as well as any additional regulatory or legal action that could be taken against the Company. These statements are not facts but rather are based on the Company’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as "may," "might," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including changes in laws and regulations and disruptions in supply chains as well as others described in the Company’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and in our other filings or reports that we may file with the SEC. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this current report speak only as of the date of the report. The Company undertakes no obligation to revise or update information or any forward-looking statements in this current report to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: July 8, 2026
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer